Exhibit 99.1

Innovaro, Inc. Reports Financial Results for Three Months Ended March 31, 2011

Tampa, FL -- (Business Wire) –May 10, 2011 – Innovaro, Inc. (NYSE Amex: INV), today announced that total revenue was $3.6 million for the quarter ended March 31, 2011 as compared to $2.3 million for the quarter ended March 31, 2010 and net loss from operations for the quarter ended March 31, 2011 was ($1.9) million as compared to ($1.6) million for the quarter ended March 31, 2010.

First Quarter 2011 Financial Results Summary

•	Total revenue increased to $3.6 million the three months ended March 31, 2011 from $2.3 million for the three months ended March 31, 2010.

•	Strategic Services revenue increased by 112% over first quarter 2010.

•	Technology Services revenue decreased by 32% over first quarter 2010.

•	Total expenses decreased to $3.6 million for the three months ended March 31, 2011 from $3.8 million for the three months ended March 31, 2010.

•	Innovation management software platform R&D costs of $304,000 for the first quarter of 2011 as compared to $200,000 for the first quarter of 2010.

•
Net loss from operations for the three months ended March 31, 2011 was ($1.9) million and included the following non-cash expenses: $1.8 million loss on derivative liabilities; $374,000 in non-cash depreciation and amortization; and $83,000 in non-cash stock-based compensation expense related to vesting options.  Net loss from operations for the three months ended March 31, 2010 was ($1.6) million, which included the following non-cash (income) and expenses: ($54,000) gain on derivative liabilities; $446,000 in non-cash depreciation and amortization; and $148,000 in non-cash stock-based compensation expense related to vesting options.

Financial Condition

Our total assets were $24.7 million as of March 31, 2011 and December 31, 2010. As of March 31, 2011 we had $635,000 in cash and cash equivalents, $2.1 million in accounts receivable and contracts in progress, $1.7 million in accounts payable and accrued expenses and $5.5 million in long-term debt outstanding. As of December 31, 2010, we had $263,000 in cash and cash equivalents, $2.0 million in accounts receivable and contracts in progress, $1.5 million in accounts payable and accrued expenses and $5.8 million in long-term debt outstanding.

Recent Developments

•	The Company’s Board of Directors appointed Mr. Asa Lanum as the Company’s permanent Chief Executive Officer and a member of the Company’s Board of Directors.

•	Effective April 6, 2011, 437,500 of the Company’s $0.01 fully vested common stock warrants were exercised in a cashless exercise.

Innovaro, Inc.
Consolidated Balance Sheet
	March 31, 2011 (Unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$635,254	$262,619
Accounts receivable, net	1,722,780	1,796,454
Contracts in process	335,023	214,734
Available-for-sale securities	121,443	171,139
Prepaid expenses and other assets	693,848	791,432
Total current assets	3,508,348	3,236,378
Cost method investments	95,589	95,589
Equity method investments	303,454	303,454
Note receivable and accrued interest	1,700,000	1,700,000
Fixed assets, net	6,686,126	6,736,567
Goodwill	6,455,152	6,407,640
Intangible assets, net	5,909,262	6,174,792
Total assets	$24,657,931	$24,654,420

LIABILITIES
Current liabilities:
Accounts payable	$1,014,658	$1,078,088
Accrued expenses	658,688	420,707
Deferred revenue	1,100,781	987,624
Current maturities of long-term debt	198,325	433,964
Total current liabilities	2,972,452	2,920,383
Long-term debt, less current maturities	5,334,757	5,358,173
Derivative liabilities	2,934,013	1,140,005
Deferred tax liability	1,209,554	1,220,687
Total liabilities	12,450,776	10,639,248

EQUITY
Innovaro stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.01 par value, 29,000,000 shares authorized; 14,756,950 and 14,631,950 shares issued; 14,585,261 and 14,585,261 shares outstanding at March 31, 2011 and December 31, 2010, respectively	145,853	145,853
Additional paid-in capital	85,107,282	85,024,704
Accumulated deficit	(73,724,599)	(71,829,344)
Accumulated other comprehensive income (loss)	155,009	147,922
Total Innovaro stockholders’ equity	11,683,545	13,489,135
Noncontrolling interest	523,610	526,037
Total equity	12,207,155	14,015,172
Total liabilities and equity	$24,657,931	$24,654,420

Innovaro, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Strategic services	$3,027,861	$1,430,042
Technology services	574,868	840,389
	3,602,729	2,270,431
Expenses:
Direct costs of revenue – Strategic services	1,681,562	1,004,424
Direct costs of revenue – Technology services	333,242	443,948
Salaries and wages	324,508	679,526
Professional fees	88,279	201,289
Research and development	303,577	199,159
Sales and marketing	61,235	246,296
General and administrative	504,686	595,250
Depreciation and amortization	341,088	400,495
	3,638,177	3,770,387
Other (income) and expense:
Other (income) expense	1,728,645	(2,074)
Interest expense, net	141,587	135,154
	1,870,232	133,080

Loss before income taxes	(1,905,680)	(1,633,036)
Provision for income tax benefit	(7,998)	(55,711)

Net loss from operations	(1,897,682)	(1,577,325)

Net loss attributable to the noncontrolling interest	(2,427)	(927)
Net loss attributable to Innovaro stockholders	$(1,895,255)	$(1,576,398)

Net loss attributable to Innovaro stockholders per share: Basic and diluted	$(0.13)	$(0.13)

Weighted average shares outstanding: Basic and diluted	15,022,761	11,797,140

Innovaro, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Operating Activities:
Net loss attributable to Innovaro stockholders	$(1,895,255)	$(1,576,398)
Adjustments to reconcile net loss attributable to Innovaro stockholders to net cash flows from operating activities:
Net loss attributable to noncontrolling interest	(2,427)	(927)
Depreciation and amortization	341,088	400,495
Amortization of debt discount from investor warrants	32,582	45,614
Loss on sale and impairment of available-for-sale securities	201	134,557
Loss (gain) on derivative liabilities	1,794,008	(54,309)
Stock-based compensation	82,578	147,745
Deferred income taxes	(7,998)	(55,711)
Other	7,512	7,511
Changes in operating assets and liabilities:
Accounts receivable	(45,140)	152,330
Prepaid expenses and other assets	97,584	(34,824)
Deferred revenue	113,157	(69,906)
Accounts payable and accrued expenses	174,551	61,652
Net cash flows from operating activities	692,441	(842,171)

Investing Activities:
Capital expenditures	(22,758)	(29,729)
Proceeds from sale of available-for-sale securities	-	35,074
Net cash flows from investing activities	(22,758)	5,345

Financing Activities:
Payments on long-term debt	(291,637)	(101,015)
Net cash flows from financing activities	(291,637)	(101,015)

Effect of foreign exchange rates	(5,411)	(1,986)

Increase (decrease) in cash and cash equivalents	372,635	(939,827)
Cash and cash equivalents at beginning of period	262,619	2,118,970
Cash and cash equivalents at end of period	$635,254	$1,179,143

Conference Call Information

We will host a live conference call at 4:30 p.m. EDT today to discuss the results. Investors and analysts are invited to attend the conference call.

Investors and analysts can participate in the call by dialing:

US & Canada: 866-240-5139
UK: 0-800-368-0590
Other International Callers: 713-481-0091

About Innovaro, Inc.

Innovaro, Inc. is a comprehensive end-to-end innovation solution provider. With fully scalable solutions, whether for a global 1000 company or small R&D lab or university scientist, we help our clients create breakthrough innovation, realize latent value in their IP and accelerate their innovations to market. Leading companies trust us to create profitable growth, new revenue streams, enduring capabilities and lasting value through innovation. For more information about us, please visit our website at www.innovaro.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available at www.innovaro.com.

Contacts:

Innovaro
Tania Bernier
media@innovaro.com
813-754-4330 x223